As filed with the Securities and Exchange Commission on July 8, 2021

No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

Ramaco Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1220 (Primary Standard Industrial Classification Code Number)	38-4018838 (I.R.S. Employer Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(859) 244-7455

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________
Randall W. Atkins

Chairman and Chief Executive Officer

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(859) 244-7455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

Copies to:

Julian J. Seiguer Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 (713) 836-3334	Richard H. Kronthal Philip M. Haines Taylor E. Landry Hunton Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, TX 77002 (713) 220-4200

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-257166

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (3)
% Senior Notes due 2026	$5,750,000	$627.33

(1)            The Registrant previously registered     % Senior Notes due 2026 for a proposed maximum offering price of $28,750,000 on a Registration Statement on Form S-1, as amended (File No. 333-257166), for which a filing fee of $3,136.63 was paid. In accordance with Rule 462(b) under the Securities Act, this Registration Statement covers the registration of an additional $5,750,000 aggregate principal amount of the Registrant’s     % Senior Notes due 2026.

(2)            Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)            The Registrant previously registered an aggregate of $28,750,000 of senior notes on its Registration Statement on Form S-1 (File No. 333-257166), for which a filing fee of $3,136.63 was paid.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of an additional $5,750,000 aggregate principal amount of     % Senior Notes due 2026 (the “notes”) of Ramaco Resources, Inc. (the “Registrant”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all exhibits thereto, the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-257166) (the “Initial Registration Statement”), which the Commission declared effective on July 8, 2021. This Registration Statement is being filed solely to increase the aggregate principal amount of notes offered pursuant to the Initial Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Briggs & Veselka Co.
23.2	Consent of Weir International, Inc.
23.3	Consent of True Line, Inc.
23.4	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on July 8, 2021.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Randall W. Atkins
Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated with respect to Ramaco Resources, Inc. and on the dates indicated:

Signature	Title	Date

/s/ Randall W. Atkins	Chairman, Chief Executive Officer and Director	July 8, 2021
Randall W. Atkins	(Principal Executive Officer)

/s/ Jeremy R. Sussman	Chief Financial Officer	July 8, 2021
Jeremy R. Sussman	(Principal Financial and Accounting Officer)

/s/ Bryan H. Lawrence	Director	July 8, 2021
Bryan H. Lawrence

/s/ Richard M. Whiting	Director	July 8, 2021
Richard M. Whiting

/s/ Patrick C. Graney, III	Director	July 8, 2021
Patrick C. Graney, III

/s/ Jennifer Gray	Director	July 8, 2021
Jennifer Gray

/s/ C. Lynch Christian III	Director	July 8, 2021
C. Lynch Christian III

/s/ Peter Leidel	Director	July 8, 2021
Peter Leidel

/s/ Mahmud Riffat	Director	July 8, 2021
Mahmud Riffat

/s/ David E. K. Frischkorn, Jr.	Director	July 8, 2021
David E. K. Frischkorn, Jr.

/s/ E. Forrest Jones, Jr.	Director	July 8, 2021
E. Forrest Jones, Jr.